NEWS
For Immediate Release                           From MasTec, Inc.
February 6, 1998                                3155 N.W. 77th Avenue, Suite 135
                                                Miami, Florida 33122-1205
                                                Tel :    (305) 599-1800
                                                Fax :    (305) 406-1908
                                                For more information contact:
                                                Edwin D. Johnson,
                                                Chief Financial Officer
                                                ejohnson@mastec.com


             MASTEC, INC. ANNOUNCES ACQUISITION OF PHASECOM SYSTEMS

MIAMI, FL - MasTec, Inc. (NYSE: MTZ) announced today the acquisition of Phasecom Systems, Inc. of Toronto, Canada. Phasecom provides telecommunications infrastructure services in Ontario, Alberta and Saskatchewan, Canada and in Buffalo, New York and New Orleans, Louisiana.

Opening the Lines of Communication(R) worldwide, MasTec is one of the world's leading telecommunications and related infrastructure service providers, serving clients throughout the United States, Latin America and Spain. For more information, please visit our web site at www.mastec.com.

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